UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 5, 1997 February 24, 1997




                        RESOURCENET COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)




 California                     033-90672                     93-1026060
 (State or other jurisdiction  (Commission                  (IRS Employer
  of incorporation)                file                         number)
                                                            Identification No.)




                      One Sansome Street, Suite 2000
                        San Francisco, California              94104
       (Address  of   principal   executive   offices)       (Zip Code)



Registrant's telephone number, including area code:              (415) 721 0299



                               AdsOnly Group, Inc.
                   (Former name, if changed since last report)






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Item 5. Other Events

A. On April 15, 1997, the Board of Directors elected to change the name of the Company from AdsOnly Group, Inc. to ResourceNet Communications, Inc. B. On
February 24, 1997, certain officers, directors and founders of the Company contributed a combined total of 575,808 of their shares of the Company's common stock back to the Company, thereby reducing the total issued and outstanding shares of the Company's common stock from 2,058,064 shares to 1,482,256 shares.

Item 6. Resignations of Registrant's Directors

On February 24, 1997, at the annual stockholders meeting, Mr. Tracey Miner, Mr. Michael Reif and Ms. Kimberly Young tendered their resignations as Directors of the Company. At the same stockholders meeting the following persons were elected as directors: Mr. Michael Hinshaw, Mr. Per Barnes, Mr. Henry Corona and Mr. David Baker.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  RESOURCENET COMMUNICATIONS, INC.

                                         (Registrant)



Dated: June 5, 1997


                             By:   /s/ Michael Hinshaw

                                   Michael Hinshaw
                                   President and Chief  Executive Officer


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